Exhibit 10.33
FOURTH AMENDMENT
TO THE
CHROMCRAFT REVINGTON
EMPLOYEE STOCK OWNERSHIP TRUST
WHEREAS, Chromcraft Revington, Inc. (the “Company”) maintains the Chromcraft Revington Employee Stock Ownership Trust, effective as of January 1, 2002 (the “Trust”); and
WHEREAS, in January, 2010, the Company and Reliance Trust Company (“Reliance”) entered into an agreement pursuant to which Reliance will become the successor Trustee under the Trust; and
WHEREAS, the Board of Directors of the Company has (i) determined that it is in the interest of the Company to amend the Trust to appoint Reliance as successor Trustee, and (ii) authorized such amendment to the Trust as set forth below;
NOW, THEREFORE, pursuant to the amending power reserved to the Company under Section 8.1 of the Trust, the Trust is amended, effective as of February 1, 2010, in the following particulars:
1.	The Trust is amended to reflect that Reliance Trust Company is the Trustee of the Trust.
2.	Section 4.11 of the Trust is amended to read as follows:
“4.11. Indemnification. Any other provision of the Plan or this Trust Agreement notwithstanding, the Trustee shall have no duty or authority to question or challenge any fact represented or any direction or advice given to the Trustee by the Company, the Committee or their respective officers, employees, agents or representatives, unless clearly erroneous on its face. The Company shall indemnify and hold the Trustee harmless from and against any and all claims, demands, damages, costs and expenses incurred, including but not limited to the Trustee’s reasonable attorneys’ fees, relating to or arising out of any of the following: (1) any act or omission by the Trustee in reliance upon any such fact, direction or advice; or (2) the acquisition, retention or disposition of Company Stock, including but not limited to any liability arising under federal or state securities laws, it being understood and agreed that the Company shall have complete and absolute responsibility to ensure that the Company Stock and all transactions involving Company Stock comply with applicable federal and state securities laws. The Company further agrees to indemnify the Trustee and hold it harmless (and, at the Trustee’s election, defend the Trustee) from and against all claims, liabilities, losses, costs and expenses (including legal fees and expenses) that may be imposed on, incurred by or asserted against it by reason of the Trustee’s:
(a)	Complying with directions of the Committee, or

(b)
Taking or refraining from taking any action in connection with the Plan or this Trust Agreement, whether the Trustee is a party to a legal proceeding or otherwise; provided that the Trustee did not act dishonestly or in willful or negligent violation of pertinent law or regulation or duty imposed by the Trust.

Any and all taxes, expenses (including, but not limited to, the Trustee’s compensation) and costs of litigation relating to or concerning the adoption, administration and termination of the Trust shall, if not properly paid by the Trust, be borne and promptly paid by the Company.
The indemnification provisions of this Section 4.11 do not relieve the Trustee from any liability it may have under ERISA for breach of fiduciary duty. The right to indemnification under this Section 4.11 is conditioned upon the Trustee’s notifying the Company of the claim of liability within 30 days of the notice of that claim and offering the Company the right to participate in and control the settlement and defense of the claim.”
The Trust will remain the same in all other respects.
IN WITNESS WHEREOF, the Company has caused this Fourth Amendment to be signed on its behalf by its undersigned duly authorized officer, and the Trustee has caused this Fourth Amendment to be signed on its behalf by its undersigned duly authorized officer, this 29th day of January, 2010, but effective as of February 1, 2010.

CHROMCRAFT REVINGTON, INC.
By:	/s/ Ronald H. Butler
Ronald H. Butler, Chairman of the Board
and Chief Executive Officer

RELIANCE TRUST COMPANY
By:	/s/ Stephen A. Martin
Stephen A. Martin, Senior Vice President

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